ALPHA INDUSTRIES, INC. AND SUBSIDIARIES----------------------------------------


                                   EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT



          NAME                            JURISDICTION OF INCORPORATION

Alpha Industries Limited                            England

Alpha Industries GmbH                               Germany

Alpha Securities Corporation                        Massachusetts

CFP Holding Company, Inc.                           Washington

Trans-Tech, Inc.                                    Maryland

Trans-Tech Europe SARL                              France


36